 Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G originally filed on March 26, 2021 (including amendments thereto) with respect to the securities of SMG Industries Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  March 26, 2021

STEVEN H. MADDEN

/s/ Steven H. Madden
Steven H. Madden

APEX HERITAGE INVESTMENTS, LLC

By:	/s/ Steven H. Madden
Name: Steven H. Madden
Title: Manager

MADDEN HERITAGE FOUNDATION

By:	/s/ Steven H. Madden
Name: Steven H. Madden
Title: Manager